EQUITRANS MIDSTREAM ANNOUNCES SECOND QUARTER 2022 RESULTS
Canonsburg, PA (August 2, 2022) – Equitrans Midstream Corporation (NYSE: ETRN), today, announced financial and operational results for the second quarter 2022. Included in the "Non-GAAP Disclosures" section of this news release are important disclosures regarding the use of non-GAAP supplemental financial measures, including information regarding their most comparable GAAP financial measure.
Q2 2022 Highlights:
•Generated $74 million of net income and achieved $264 million of adjusted EBITDA
•Recorded 71% of total operating revenue from firm reservation fees
•Delivered results ahead of guidance
•Raised full-year financial guidance
•Published 2022 Corporate Sustainability Report
•Secured new booster compression expansion project
“Our second quarter results continue to highlight the strength of our base business and ability to generate free cash flow,” said Thomas F. Karam, Equitrans chairman and chief executive officer. “We have increased our full-year guidance and recently secured a new, organic compression project for one of our producer customers, which will further enhance our asset footprint. Additionally, we are focused on MVP’s permit renewal process and appreciate the agencies’ substantial and continued efforts to satisfy the Court.”
"We have been working to position Equitrans to be resilient in any environment, including the global transformation to a lower-carbon future, and in the past year we’ve made great strides incorporating ESG into ETRN's DNA," said Diana M. Charletta, Equitrans president and chief operating officer. “Building upon our already robust ESG disclosures, we recently published our annual corporate sustainability report, which, as an early adopter, utilizes GRI’s newest ‘Consolidated Set of the GRI Standards 2021’ and continues to follow SASB Oil & Gas Midstream reporting standards.
“Sustainability performance is about knowing we, as a Company, are doing the right thing for future generations – serving Americans’ current and increasing needs for reliable, clean-burning energy and supporting our national security and energy independence. We believe that our continued commitment to sustainability, including minimizing impacts to the environment and society, will serve to create long-term value for all stakeholders.”

2022 SECOND QUARTER SUMMARY RESULTS

Three Months Ended June 30, 2022
$ millions (except per share metrics)
Net income attributable to ETRN common shareholders	$55.2
Adjusted net income attributable to ETRN common shareholders	$47.3
Earnings per diluted share attributable to ETRN common shareholders	$0.13
Adjusted earnings per diluted share attributable to ETRN common shareholders	$0.11
Net income	$73.8
Adjusted EBITDA	$263.8
Deferred revenue	$89.4
Net cash provided by operating activities	$351.0
Free cash flow	$183.5
Retained free cash flow	$118.6

Net income attributable to ETRN common shareholders for the second quarter 2022 was impacted by several items, including a $13.7 million unrealized gain on derivative instruments, a $24.9 million loss on extinguishment of debt, and a $16.2 million reduction of valuation allowances on deferred tax assets. The unrealized gain is reported within other income and relates to the contractual agreement with EQT Corporation (EQT) in which ETRN will receive cash from EQT conditioned on the quarterly average of certain Henry Hub natural gas prices exceeding certain thresholds beginning with the quarter in which the Mountain Valley Pipeline (MVP) is placed in-service through the fourth quarter of 2024. The contract is accounted for as a derivative with the fair value marked-to-market at each quarter-end. The loss on extinguishment of debt is primarily related to the purchase of approximately $1 billion aggregate principal amount of several tranches of EQM Midstream Partners, LP's (EQM), a wholly owned subsidiary of ETRN, senior notes in tender offers. The reduction in valuation allowances is reported within income tax expense.
As a result of the gathering agreement entered into with EQT in February 2020, revenue from the contracted minimum volume commitment (MVC) is recognized utilizing an average gathering rate applied over the 15-year contract life. The difference between the cash received from the MVC and the revenue recognized results in the deferral of revenue into future periods. For the second quarter 2022, deferred revenue was $89.4 million.
Operating revenue for the second quarter decreased by $19.7 million, compared to the same quarter last year, primarily due to increased deferred revenue, lower gathered volumes and lower water services revenue. Operating expenses decreased by $70.0 million compared to the second quarter 2021, primarily as a result of a $56.2 million impairment of long-lived assets in the second quarter 2021, lower selling, general and administrative expenses, and lower operating and maintenance expenses.
QUARTERLY DIVIDEND
For the second quarter 2022, ETRN will pay a quarterly cash dividend of $0.15 per common share on August 12, 2022, to ETRN common shareholders of record at the close of business on August 3, 2022.
TOTAL CAPITAL EXPENDITURES AND CAPITAL CONTRIBUTIONS

$ millions	Three Months Ended June 30, 2022	Six Months Ended June 30, 2022	Full-Year 2022 Forecast
MVP	$39	$111	$175 - $215
Gathering(1)	$61	$111	$250 - $290
Transmission(2)	$6	$11	$40
Water(3)	$22	$32	$75
Total	$128	$265	$540 - $620
(1)Excludes $8.7 million and $11.7 million of capital expenditures related to the noncontrolling interest in Eureka Midstream Holdings, LLC (Eureka) for the three and six months ended June 30, 2022, respectively. Full-year 2022 forecast excludes approximately $20 million of capital expenditures related to the noncontrolling interests in Eureka.

(2)Includes capital contributions to Mountain Valley Pipeline, LLC (MVP JV) for the MVP Southgate project.
(3)Full-year forecast includes approximately $20 million to replace certain previously installed water lines that ETRN believes do not meet their prescribed quality standards. ETRN has instituted actions in pursuit of recoupment of such replacement and related costs.
OUTLOOK
Financial Outlook

$ millions	Q3 2022
Net income	$50 - $70
Adjusted EBITDA	$250 - $270
Deferred Revenue	$75

$ millions	Full-Year 2022
Net income	$255 - $325
Adjusted EBITDA	$1,015 - $1,085
Deferred Revenue	$340
Free cash flow	$300 - $370
Retained free cash flow	$40 - $110
BUSINESS AND PROJECT UPDATES
Outstanding Debt and Liquidity
As of June 30, 2022, ETRN reported $6.4 billion of consolidated long-term debt; $160.0 million of borrowings and $234.9 million of letters of credit outstanding under EQM's revolving credit facility; $260.5 million of borrowings under Eureka's revolving credit facility; and $114.5 million of cash.
Senior Notes Offering and Tender Results
On June 7, 2022, EQM completed the issuance of $500 million aggregate principal amount of its 7.50% senior notes due 2027 and $500 million aggregate principal amount of its 7.50% senior notes due 2030. Net proceeds from the offering and cash on hand were used to acquire in tender offers approximately $500 million of aggregate principal amount of EQM's outstanding 4.75% senior notes due 2023, $200 million of aggregate principal amount of EQM's 4.00% senior notes due 2024, and $300 million of aggregate principal amount of EQM's 6.00% senior notes due 2025.
Exercise of Cash Option
Pursuant to the 2020 gathering agreement, on July 8, 2022, EQT elected to forgo aggregate gathering rate relief of $235 million in the 24 months following MVP's in-service in exchange for a cash payment of approximately $196 million. The cash payment represents final consideration for approximately 20.5 million ETRN common shares that were purchased from EQT and retired in the first quarter of 2020. ETRN expects to make the cash payment no later than October 5, 2022.
2022 Corporate Sustainability Report
On July 28, 2022, ETRN published its annual Corporate Sustainability Report (CSR), which was produced under the Global Reporting Initiative (GRI) and Sustainability Accounting Standards Board (SASB) Oil & Gas Midstream Standards. In 2021, GRI updated and released its “Consolidated Set of the GRI Standards 2021” – effective for companies’ reporting in 2023. As an early adopter, ETRN's 2022 CSR utilizes this most recent set of GRI Universal and Topic Standards, as well as GRI’s Oil and Gas Sector Standard 2021. The report content reflects the results of ETRN's most recent materiality assessment, which, for the first time, included engaging both internal and external stakeholders to identify the Environmental, Social, and Governance (ESG) topics most significant to ETRN's business and stakeholders. The report can be viewed online at csr.equitransmidstream.com.
Compression Expansion Project
ETRN recently entered into an agreement with a producer customer to install approximately 32,000 horsepower booster compression to existing facilities. The project is backed by a long-term firm commitment and is targeted to be in-service in mid-2024. ETRN expects to invest approximately $70 million, with a majority of the capital spend in 2023 and 2024.

Ohio Valley Connector Expansion Project
On July 7, 2022, the Federal Energy Regulatory Commission (FERC) issued a Notice of Intent to Prepare an Environmental Impact Statement for the Ohio Valley Connector Expansion Project (OVCX). OVCX will increase deliverability on ETRN's Ohio Valley Connector pipeline by approximately 350 MMcf per day and is designed to meet growing demand in key markets in the mid-continent and Gulf Coast through existing interconnects with long-haul pipelines in Clarington, OH. Based on the expected regulatory and permitting timeframe, ETRN is targeting the incremental capacity to be in-service during the first half of 2024. ETRN expects to invest approximately $160 million in the project, which is primarily supported by a long-term firm capacity commitment of 330 MMcf per day.
Mountain Valley Pipeline
MVP JV is engaged in the permitting process with the relevant federal agencies for the outstanding permits required to complete the project. ETRN continues to target a full in-service date during the second half of 2023 at a total project cost of approximately $6.6 billion. Through June 30, 2022, ETRN has funded approximately $2.6 billion and, based on the total project cost estimate, expects to fund a total of approximately $3.4 billion and to have an approximate 48.1% ownership interest in MVP. ETRN will operate the pipeline.
MVP Southgate
The MVP JV continues to evaluate the MVP Southgate project, including engaging in discussions with the shipper regarding options for the project, such as potential changes to the project design and timing in lieu of pursuing the project as originally contemplated. As originally designed, MVP Southgate is estimated to cost approximately $450 million to $500 million and is backed by a 300 MMcf per day firm capacity commitment from Dominion Energy North Carolina. In 2022, ETRN expects to make capital contributions related to MVP Southgate of less than $5 million. ETRN has a 47.2% ownership interest in MVP Southgate and would operate the pipeline.
Water Services
In the second quarter, water operating income was $3.1 million and water EBITDA was $7.9 million. For the year, ETRN expects water EBITDA of approximately $30 million.
Q2 2022 Earnings Conference Call Information
ETRN will host a conference call with security analysts today, August 2, 2022, at 10:30 a.m. (ET) to discuss second quarter 2022 financial results, operating results, and other business matters.
Call Access: An audio live stream of the call will be available on the internet, and participants are encouraged to pre-register online, in advance of the call. A link to the audio live stream will be available on the Investors page of ETRN’s website the day of the call.
Security Analysts :: Dial-In Participation
To participate in the Q&A session, security analysts may access the call in the U.S. tollfree at (888) 330-3573; and internationally at (646) 960-0677. The ETRN conference ID is 6625542.
All Other Participants :: Webcast Registration
Please Note: For optimal audio quality, the webcast is best supported through Google Chrome and Mozilla Firefox browsers.
Call Replay: For 14 days following the call, an audio replay will be available at (800) 770-2030 or (647) 362-9199. The ETRN conference ID: 6625542.
ETRN management speaks to investors from time-to-time and the presentation for these discussions, which is updated periodically, is available via www.equitransmidstream.com.

NON-GAAP DISCLOSURES
Adjusted Net Income Attributable to ETRN Common Shareholders and Adjusted Earnings per Diluted Share Attributable to ETRN Common Shareholders
Adjusted net income (loss) attributable to ETRN common shareholders and adjusted earnings (loss) per diluted share attributable to ETRN common shareholders are non-GAAP supplemental financial measures that management and external users of ETRN’s consolidated financial statements, such as investors, may use to make period-to-period comparisons of earnings trends. Management believes that adjusted net income (loss) attributable to ETRN common shareholders and adjusted earnings (loss) per diluted share attributable to ETRN common shareholders as presented provide useful information for investors for evaluating period-over-period earnings. Adjusted net income (loss) attributable to ETRN common shareholders and adjusted earnings (loss) per diluted share attributable to ETRN common shareholders should not be considered as alternatives to net income (loss) attributable to ETRN common shareholders, earnings (loss) per diluted share attributable to ETRN common shareholders or any other measure of financial performance presented in accordance with GAAP. Adjusted net income (loss) attributable to ETRN common shareholders and adjusted earnings (loss) per diluted share attributable to ETRN common shareholders as presented have important limitations as analytical tools because they exclude some, but not all, items that affect net income (loss) attributable to ETRN common shareholders and earnings (loss) per diluted share attributable to ETRN common shareholders, including, as applicable, impairments of long-lived assets and equity method investments, unrealized gain (loss) on derivative instruments, loss on extinguishment of debt and the related tax impacts of these items, which items affect the comparability of results period to period. Additionally, because these non-GAAP metrics may be defined differently by other companies in ETRN's industry, ETRN's definitions of adjusted net income (loss) attributable to ETRN common shareholders and adjusted earnings (loss) per diluted share attributable to ETRN common shareholders may not be comparable to similarly titled measures of other companies, thereby diminishing the utility of the measures. Adjusted net income (loss) attributable to ETRN common shareholders and adjusted earnings (loss) per diluted share attributable to ETRN common shareholders should not be viewed as indicative of the actual amount of net income (loss) attributable to ETRN common shareholders or actual earnings (loss) of ETRN in any given period.
The table below reconciles adjusted net income attributable to ETRN common shareholders and adjusted earnings per diluted share attributable to ETRN common shareholders with net income attributable to ETRN common shareholders and earnings per diluted share attributable to ETRN common shareholders as derived from the statements of consolidated comprehensive income to be included in ETRN’s Quarterly Report on Form 10-Q for the three months ended June 30, 2022.
Reconciliation of Adjusted Net Income Attributable to ETRN Common Shareholders and Adjusted Earnings per Diluted Share Attributable to ETRN Common Shareholders

	Three Months Ended June 30,
(Thousands, except per share information)	2022	2021
Net income attributable to ETRN common shareholders	$55,230	$22,485
Add back (deduct):
Impairment of long-lived assets	—	56,178
Unrealized gain on derivative instruments	(13,726)	(9,434)
Loss on extinguishment of debt	24,937	—
Tax impact of non-GAAP items(1)	(19,140)	(12,270)
Adjusted net income attributable to ETRN common shareholders	$47,301	$56,959
Diluted weighted average common shares outstanding	434,025	433,464
Adjusted earnings per diluted share attributable to ETRN common shareholders	$0.11	$0.13
(1)The adjustments were tax effected at ETRN’s federal and state statutory tax rate for each period and account for certain discrete valuation allowance adjustments associated with the impact of nonrecurring items.

Adjusted EBITDA
As used in this news release, Adjusted EBITDA means, as applicable, net income (loss) plus income tax expense (benefit), net interest expense, loss on extinguishment of debt, depreciation, amortization of intangible assets, impairments of long-lived assets and equity method investment, payments on the preferred interest in EQT Energy Supply, LLC (Preferred Interest), non-cash long-term compensation expense, and less equity income, AFUDC-equity, unrealized gain (loss) on derivative instruments and adjusted EBITDA attributable to noncontrolling interest.
The table below reconciles adjusted EBITDA with net income as derived from the statements of consolidated comprehensive income to be included in ETRN's Quarterly Report on Form 10-Q for the three months ended June 30, 2022.
Reconciliation of Adjusted EBITDA

	Three Months Ended June 30,
(Thousands)	2022	2021
Net income	$73,806	$40,121
Add (deduct):
Income tax expense	3,650	12,564
Net interest expense	95,117	95,642
Loss on extinguishment of debt	24,937	—
Depreciation	67,657	69,315
Amortization of intangible assets	16,205	16,205
Impairment of long-lived assets	—	56,178
Preferred Interest payments	2,746	2,746
Non-cash long-term compensation expense	3,656	3,146
Equity income	(39)	(5,921)
AFUDC – equity	(45)	(63)
Unrealized gain on derivative instruments	(13,726)	(9,434)
Adjusted EBITDA attributable to noncontrolling interest(1)	(10,117)	(8,946)
Adjusted EBITDA	$263,847	$271,553
(1)Reflects adjusted EBITDA attributable to noncontrolling interest associated with the third-party ownership interest in Eureka. Adjusted EBITDA attributable to noncontrolling interest for the three months ended June 30, 2022 was calculated as net income of $3.9 million plus depreciation of $3.1 million, plus amortization of intangible assets of $2.1 million and plus interest expense of $1.0 million. Adjusted EBITDA attributable to noncontrolling interest for the three months ended June 30, 2021 was calculated as net income of $3.0 million, plus depreciation of $2.9 million, plus amortization of intangible assets of $2.1 million, and plus interest expense of $0.9 million.
Free Cash Flow
As used in this news release, free cash flow means net cash provided by operating activities plus principal payments received on the Preferred Interest, and less net cash provided by operating activities attributable to noncontrolling interest, dividends paid to Series A Preferred Shareholders, premiums and fees paid on extinguishment of debt, capital expenditures (excluding the noncontrolling interest share (40%) of Eureka capital expenditures), and capital contributions to MVP JV.
Retained Free Cash Flow
As used in this news release, retained free cash flow means free cash flow less dividends paid to common shareholders.
The table below reconciles free cash flow and retained free cash flow with net cash provided by operating activities as derived from the statements of consolidated cash flows to be included in ETRN's Quarterly Report on Form 10-Q for the three months ended June 30, 2022.

Reconciliation of Free Cash Flow and Retained Free Cash Flow

	Three Months Ended June 30,
(Thousands)	2022	2021
Net cash provided by operating activities	$351,026	$382,595
Add (deduct):
Principal payments received on the Preferred Interest	1,370	1,295
Net cash provided by operating activities attributable to noncontrolling interest(1)	(10,475)	(9,519)
ETRN Series A Preferred Shares dividends(2)	(14,628)	(14,628)
Premiums and fees on debt extinguishment	(20,400)	—
Capital expenditures(3)(4)	(84,144)	(65,528)
Capital contributions to MVP JV	(39,215)	(73,932)
Free cash flow	$183,534	$220,283
Less:
Dividends paid to common shareholders (5)	(64,915)	(64,874)
Retained free cash flow	$118,619	$155,409
(1)Reflects 40% of $26.2 million and $23.8 million, which was Eureka’s standalone net cash provided by operating activities for the three months ended June 30, 2022 and June 30, 2021, respectively, which represents the noncontrolling interest portion for the three months ended June 30, 2022 and June 30, 2021, respectively.
(2)Reflects cash dividends paid of $0.4873 per ETRN Series A Perpetual Convertible Preferred Share.
(3)Does not reflect amounts related to the noncontrolling interest share of Eureka.
(4)ETRN accrues capital expenditures when the work has been completed but the associated bills have not yet been paid. Accrued capital expenditures are excluded from the statements of consolidated cash flows until they are paid.
(5)First quarter 2022 dividend of $0.15 per ETRN common share was paid during the second quarter 2022.
Adjusted EBITDA, free cash flow and retained free cash flow are non-GAAP supplemental financial measures that management and external users of ETRN's consolidated financial statements, such as industry analysts, investors, lenders, and rating agencies, may use to assess:
•ETRN’s operating performance as compared to other publicly traded companies in the midstream energy industry without regard to historical cost basis or, in the case of adjusted EBITDA, financing methods
•The ability of ETRN’s assets to generate sufficient cash flow to pay dividends to ETRN’s shareholders
•ETRN’s ability to incur and service debt and fund capital expenditures and capital contributions
•The viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities
ETRN believes that adjusted EBITDA, free cash flow, and retained free cash flow provide useful information to investors in assessing ETRN's financial condition and results of operations. Adjusted EBITDA, free cash flow, and retained free cash flow should not be considered as alternatives to net income (loss), operating income, or net cash provided by operating activities, as applicable, or any other measure of financial performance or liquidity presented in accordance with GAAP. Adjusted EBITDA, free cash flow, and retained free cash flow have important limitations as analytical tools because they exclude some, but not all, items that affect net income (loss), operating income and net cash provided by operating activities. Additionally, because these non-GAAP metrics may be defined differently by other companies in ETRN's industry, ETRN's definitions of adjusted EBITDA, free cash flow, and retained free cash flow may not be comparable to similarly titled measures of other companies, thereby diminishing the utility of the measures. Free cash flow and retained free cash flow should not be viewed as indicative of the actual amount of cash that ETRN has available for dividends or that ETRN plans to distribute and are not intended to be liquidity measures.
ETRN is unable to provide a reconciliation of projected adjusted EBITDA from projected net income (loss), the most comparable financial measure calculated in accordance with GAAP, or a reconciliation of projected free cash flow or retained free cash flow to net cash provided by operating activities, the most comparable financial measure calculated in accordance with GAAP. ETRN has not provided a reconciliation of projected adjusted EBITDA to projected net income (loss), the most comparable financial measure calculated in accordance with GAAP, due to the inherent difficulty and impracticability of predicting certain amounts required by GAAP with a reasonable degree of accuracy. Net income (loss) includes the impact of depreciation expense, income tax expense (benefit), the impact of changes in the projected fair value of derivative instruments prior to settlement, potential changes in estimates for certain contract liabilities and unbilled revenues and certain other items that impact comparability between periods and the tax effect of such items, which may be significant and difficult to project with a reasonable degree of accuracy. Therefore, a reconciliation of projected adjusted EBITDA to projected net income (loss) is not available without unreasonable effort.
ETRN is unable to project net cash provided by operating activities because this metric includes the impact of changes in operating assets and liabilities related to the timing of cash receipts and disbursements that may not relate to the period in which the operating activities occurred. ETRN is unable to project these timing differences with any reasonable degree of accuracy to a specific day, three or more months in advance. Therefore, ETRN is unable to provide projected net cash provided by operating activities, or the related reconciliation of each of projected free cash flow and projected retained free cash flow to projected net cash provided by operating activities, without unreasonable effort. ETRN provides a range for the forecasts of net income, adjusted EBITDA, free cash flow and retained free cash flow to allow for the inherent difficulty of predicting certain amounts and the variability in the timing of cash spending and receipts and the impact on the related reconciling items, many of which interplay with each other.
Water EBITDA
As used in this news release, water EBITDA means water operating income (loss) plus, as applicable, depreciation and impairment of long-lived assets of ETRN’s water services business. Water EBITDA is a non-GAAP supplemental financial measure that management and external users of ETRN’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, use to assess the impact of ETRN’s water services business on ETRN’s operating performance and ETRN’s ability to incur and service debt and fund capital expenditures. Water EBITDA should not be considered as an alternative to ETRN’s net income (loss), operating income or any other measure of financial performance presented in accordance with GAAP. Water EBITDA has important limitations as an analytical tool because the measure excludes some, but not all, items that affect net income (loss) and operating income. Additionally, because water EBITDA may be defined differently by other companies in ETRN’s industry, the definition of water EBITDA may not be comparable to similarly titled measures of other companies, thereby diminishing the utility of the measure. The table below reconciles water EBITDA from ETRN's water operating income (loss) as derived from ETRN's statements of consolidated comprehensive income to be included in ETRN's Quarterly Report on Form 10-Q for the three months ended June 30, 2022.
ETRN has not provided a reconciliation of projected water EBITDA from projected water operating income (loss), the most comparable measure calculated in accordance with GAAP. ETRN does not allocate certain costs, such as interest expense, to individual assets within its business segments. Therefore, the reconciliation of projected water EBITDA from projected water operating income (loss) is not available without unreasonable effort.
Reconciliation of Water EBITDA

	Three Months Ended June 30,
(Thousands)	2022	2021
Water operating income (loss)	$3,120	$(55,640)
Add: Depreciation	4,804	8,201
Add: Impairment of long-lived assets	—	56,178
Water EBITDA	$7,924	$8,739
About Equitrans Midstream Corporation:
Equitrans Midstream Corporation (ETRN) has a premier asset footprint in the Appalachian Basin and, as the parent company of EQM Midstream Partners, is one of the largest natural gas gatherers in the United States. Through its strategically located assets in the Marcellus and Utica regions, ETRN has an operational focus on gas transmission and storage systems, gas gathering systems, and water services that support natural gas development and production across the Basin. With a rich 135-year history in the energy industry, ETRN was launched as a standalone company in 2018 with the vision to be the premier midstream services provider in North America. ETRN is helping to meet America’s growing need for clean-burning energy, while also providing a rewarding workplace and enriching the communities where its employees live and work.

For more information on Equitrans Midstream Corporation, visit www.equitransmidstream.com; and to learn more about our environmental, social, and governance practices, visit csr.equitransmidstream.com.
Analyst inquiries:
Nate Tetlow – Vice President, Corporate Development and Investor Relations
412-553-5834
ntetlow@equitransmidstream.com
Media inquiries:
Natalie Cox – Communications and Corporate Affairs
412-395-3941
ncox@equitransmidstream.com
Cautionary Statements
This news release contains certain forward-looking statements within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended (the Exchange Act), and Section 27A of the United States Securities Act of 1933, as amended (the Securities Act), concerning ETRN and other matters. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the management of ETRN, as well as assumptions made by, and information currently available to, such management. Words such as “could,” “will,” “may,” “assume,” “forecast,” “position,” “predict,” “strategy,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe,” “project,” “budget,” “potential,” “target,” “seek,” “strive,” “continue,” or "outlook" and similar expressions are used to identify forward-looking statements. These statements are subject to various risks and uncertainties, many of which are outside ETRN's control. Without limiting the generality of the foregoing, forward-looking statements contained in this communication may include expectations of plans, strategies, objectives and growth and anticipated financial and operational performance of ETRN and its affiliates, including guidance and any changes in such guidance regarding ETRN’s gathering, transmission and storage and water services revenue and volume, including the anticipated effects associated with the February 2020 Gas Gathering and Compression Agreement and related documents entered into with EQT Corporation (EQT) (collectively, the EQT Global GGA); projected revenue (including from firm reservation fees) and volumes, deferred revenues, expenses, and contract liabilities, and the effects on liquidity, leverage, projected revenue, deferred revenue and contract liabilities associated with the EQT Global GGA and the MVP project (including changes in the targeted full in-service date for such project); the ultimate gathering fee relief, and timing thereof, provided to EQT under the EQT Global GGA and related agreements; ETRN’s ability to de-lever and timing thereof; forecasted adjusted EBITDA (and incremental adjusted EBITDA with MVP full in-service), water operating (loss) income, water EBITDA, net (loss) income, free cash flow, retained free cash flow (and usage thereof), leverage ratio, build multiples and deferred revenue; the weighted average contract life of gathering, transmission and storage contracts; infrastructure programs (including the timing, cost, capacity and sources of funding with respect to gathering, transmission and storage and water projects); the cost to construct or restore right-of way for, capacity of, shippers for, timing and durability of regulatory approvals and concluding litigation, final design (including expansions, extensions or refinements and capital and incremental adjusted EBITDA related thereto), ability to contract additional capacity on, mitigate emissions from, targeted in-service dates, and completion of current, planned or in-service projects or assets, in each case as applicable; the ultimate terms, partner relationships and structure of the MVP JV and ownership interests therein; the impact of changes in the targeted full in-service date of the MVP project on, among other things, the fair value of the Henry Hub cash bonus payment provision of the EQT Global GGA and the estimated transaction price allocated to ETRN's remaining performance obligations under certain contracts with firm reservation fees and MVCs; expansion projects in ETRN’s operating areas and in areas that would provide access to new markets; ETRN’s ability to provide produced and mixed water handling services and realize expansion opportunities; ETRN’s ability to identify and complete acquisitions and other strategic transactions, including joint ventures, effectively integrate transactions into ETRN’s operations, and achieve synergies, system optionality, accretion and other benefits associated with transactions, including through increased scale; any credit rating impacts associated with the MVP project, customer credit ratings changes, defaults, acquisitions, dispositions and financings and any changes in EQM’s credit ratings; the effect and outcome of contractual disputes, litigation and other proceedings, including regulatory proceedings; the effects of any consolidation of or effected by upstream gas producers, whether in or outside of the Appalachian Basin; the timing and amount of future issuances or repurchases of ETRN’s securities; the effects of conversion, if at all, of ETRN’s preferred shares; the effects of seasonality; expected cash flows and MVCs, including those associated with the EQT Global GGA, and the potential impacts thereon of the commission timing and cost of the MVP project; the ability to achieve, and time for achieving, Hammerhead pipeline full commercial in-service; projected capital contributions and capital and operating expenditures, including the amount and timing of reimbursable capital expenditures, capital budget and sources of funds for capital expenditures; ETRN’s [potential] seeking recoupment of, and ability to recoup, replacement and related costs; dividend amounts, timing and rates; changes in commodity prices and the effect of commodity prices on ETRN's business; future decisions of customers in respect of production growth, curtailing natural gas production, timing of turning wells in line, rig and completion activity and related impacts on ETRN’s business; liquidity and financing requirements, including sources and availability; interest rates; the ability of ETRN’s subsidiaries (some of which are not wholly owned) to service debt under, and comply with the covenants contained in, their respective credit agreements; the MVP JV’s ability to raise project-level debt, and the anticipated proceeds that ETRN expects to receive therefrom; expectations regarding natural gas and water volumes in ETRN’s areas of operations; ETRN’s ability to achieve anticipated benefits associated with the execution of the EQT Global GGA and other commercial agreements; the impact on ETRN and its subsidiaries of the coronavirus disease 2019 (COVID-19) pandemic; ETRN’s ability to achieve and create value from, its ESG and sustainability targets and aspirations (including targets and aspirations set forth in its climate policy) and ETRN’s ability to respond, and impacts of responding, to increasing stakeholder scrutiny in these areas; the effectiveness of ETRN’s information technology and operational technology systems and practices to defend against evolving cyberattacks on United States critical infrastructure; the effects of government regulation including any quantification of potential impacts of regulatory matters related to climate change on ETRN; and tax rates, status and position. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from projected results.

Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. ETRN has based these forward-looking statements on current expectations and assumptions about future events. While ETRN considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory, judicial and other risks and uncertainties, many of which are difficult to predict and are beyond ETRN’s control. The risks and uncertainties that may affect the operations, performance and results of ETRN’s business and forward-looking statements include, but are not limited to, those set forth under "Item 1A. Risk Factors" in ETRN's Annual Report on Form 10-K for the year ended December 31, 2021 filed with the Securities and Exchange Commission (the SEC), as updated by any risk factors disclosed under Part II, "Item 1A. Risk Factors," of ETRN’s Quarterly Report on Form 10-Q for the three months ended March 31, 2022 filed with the SEC, ETRN’s Quarterly Report on Form 10-Q for the three months ended June 30, 2022 to be filed with the SEC and ETRN's subsequent filings. Any forward-looking statement speaks only as of the date on which such statement is made, and ETRN does not intend to correct or update any forward-looking statement, unless required by securities laws, whether as a result of new information, future events or otherwise. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

EQUITRANS MIDSTREAM CORPORATION
 STATEMENTS OF CONSOLIDATED COMPREHENSIVE INCOME (UNAUDITED)

	Three Months Ended June 30,
	2022	2021

	(Thousands, except per share amounts)
Operating revenues	$328,611	$348,295
Operating expenses:
Operating and maintenance	32,442	38,162
Selling, general and administrative	29,009	35,482
Depreciation	67,657	69,315
Amortization of intangible assets	16,205	16,205
Impairment of long-lived assets	—	56,178
Total operating expenses	145,313	215,342
Operating income	183,298	132,953
Equity income	39	5,921
Other income, net	14,173	9,453
Loss on extinguishment of debt	(24,937)	—
Net interest expense	(95,117)	(95,642)
Income before income taxes	77,456	52,685
Income tax expense	3,650	12,564
Net income	73,806	40,121
Net income attributable to noncontrolling interests	3,948	3,008
Net income attributable to ETRN	69,858	37,113
Preferred dividends	14,628	14,628
Net income attributable to ETRN common shareholders	$55,230	$22,485

Earnings per share of common stock attributable to ETRN common shareholders - basic	$0.13	$0.05
Earnings per share of common stock attributable to ETRN common shareholders - diluted	$0.13	$0.05

Weighted average common shares outstanding - basic	433,333	433,003
Weighted average common shares outstanding - diluted	434,025	433,464

EQUITRANS MIDSTREAM CORPORATION
GATHERING RESULTS OF OPERATIONS

	Three Months Ended June 30,
	2022	2021

FINANCIAL DATA	(Thousands, except per day amounts)
Firm reservation fee revenues(1)	$138,605	$149,360
Volumetric-based fee revenues	86,709	90,592
Total operating revenues	225,314	239,952
Operating expenses:
Operating and maintenance	21,703	24,274
Selling, general and administrative	19,269	25,689
Depreciation	48,573	46,911
Amortization of intangible assets	16,205	16,205
Total operating expenses	105,750	113,079
Operating income	$119,564	$126,873

Other income, net (2)	$13,726	$9,434

OPERATIONAL DATA
Gathered volumes (BBtu per day)
Firm capacity(1)	5,218	5,279
Volumetric-based services	2,654	3,106
Total gathered volumes	7,872	8,385

Capital expenditures(3)	$69,189	$59,680

(1)Includes revenues and volumes, as applicable, from contracts with MVCs.
(2)Other income, net, includes the unrealized gains on derivative instruments associated with the Henry Hub cash bonus payment provision.
(3)Includes approximately $8.7 million and $4.1 million of capital expenditures related to noncontrolling interests in Eureka for the three months ended June 30, 2022 and 2021, respectively.

EQUITRANS MIDSTREAM CORPORATION
TRANSMISSION RESULTS OF OPERATIONS

	Three Months Ended June 30,
	2022	2021

FINANCIAL DATA	(Thousands, except per day amounts)
Firm reservation fee revenues	$84,675	$83,797
Volumetric-based fee revenues	6,403	9,101
Total operating revenues	91,078	92,898
Operating expenses:
Operating and maintenance	7,897	8,478
Selling, general and administrative	8,436	8,632
Depreciation	13,904	13,826
Total operating expenses	30,237	30,936
Operating income	$60,841	$61,962

Equity income	$39	$5,921

OPERATIONAL DATA
Transmission pipeline throughput (BBtu per day)
Firm capacity reservation	3,037	2,906
Volumetric-based services	17	12
Total transmission pipeline throughput	3,054	2,918

Average contracted firm transmission reservation commitments (BBtu per day)	3,793	3,780

Capital expenditures(1)	$6,339	$7,790

(1)Transmission capital expenditures do not include aggregate capital contributions made to the MVP JV for the MVP and MVP Southgate projects of approximately $39.2 million and $73.9 million for the three months ended June 30, 2022 and 2021, respectively.

EQUITRANS MIDSTREAM CORPORATION
WATER RESULTS OF OPERATIONS

	Three Months Ended June 30,
	2022	2021

FINANCIAL DATA	(Thousands, except MMgal amounts)
Firm reservation fee revenues(1)	$9,375	$929
Volumetric-based fee revenues	2,844	14,516
Total operating revenues	12,219	15,445
Operating expenses:
Operating and maintenance	2,820	5,393
Selling, general and administrative	1,475	1,313
Depreciation	4,804	8,201
Impairment of long-lived assets	—	56,178
Total operating expenses	9,099	71,085
Operating income (loss)	$3,120	$(55,640)

OPERATIONAL DATA
Water services volumes (MMgal)
Firm capacity reservation(1)	106	18
Volumetric-based services	54	296
Total water volumes	160	314

Capital expenditures	$22,526	$4,820

(1)Includes revenues and volumes from contracts with MVCs or Annual Revenue Commitments (ARCs), as applicable.

Source: Equitrans Midstream Corporation